UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 25, 2022

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nebraska			0-14690	47-0648386
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

14507 Frontier Road
Post Office Box 45308
Omaha	,	Nebraska		68145-0308
(Address of principal executive offices)				(Zip Code)
(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WERN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 2.03 of this current report on Form 8-K is incorporated by reference herein.

ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On March 25, 2022, Werner Enterprises, Inc. (the "Company"), as borrower, entered into a new credit agreement (the "Wells Credit Agreement") with Wells Fargo Bank, National Association ("Wells Fargo"), as lender, replacing its previous credit agreement with Wells Fargo dated May 14, 2019, as amended, and increasing the Company's borrowing capacity with Wells Fargo from $300 million to $400 million. The Wells Credit Agreement provides for a $300 million unsecured revolving line of credit ("Wells Line of Credit"), with a $75 million maximum limit for the aggregate amount of letters of credit issued, and expires on May 14, 2024. The Wells Credit Agreement also provides for an unsecured term loan commitment not to exceed a principal amount of $100 million ("Wells Term Loan"), with interest payments due monthly and the outstanding principal balance due and payable in full on May 14, 2024. The proceeds of the Wells Line of Credit and Wells Term Loan may be used for the Company's general corporate purposes.
Any amounts drawn under the Wells Line of Credit and the outstanding principal balance of the Wells Term Loan will bear interest either, at the option of the Company, (i) at a variable rate based on the daily Secured Overnight Financing Rate ("SOFR") plus 10 basis points and a margin ranging between 0.675% and 0.925%, or (ii) at a fixed rate based on the Term SOFR in effect on the first day of an applicable interest period designated by the Company plus 10 basis points in the case of one month Term SOFR, 15 basis points in the case of three month Term SOFR, 25 basis points in the case of six month Term SOFR, and plus, in each case, a margin ranging between 0.675% and 0.925%. The margin rates are based on the Company’s ratio of total funded debt to earnings before interest, income taxes, depreciation and amortization (“EBITDA”). The Wells Credit Agreement also requires the Company to pay Wells Fargo (i) an annualized letter of credit fee based on the face amount of each letter of credit outstanding at rates ranging between 0.55% and 0.80% per annum and (ii) a nonrefundable commitment fee on the average daily unused amount of the Wells Line of Credit (after deducting undrawn letters of credit) at rates ranging between 0.11% and 0.15% per annum. The rates for the letter of credit and nonrefundable commitment fees are based on the Company’s ratio of total funded debt to EBITDA.
Availability of such funds under the Wells Credit Agreement is conditional upon various customary terms and covenants. Such covenants include, among other things, two financial covenants requiring the Company (i) not to exceed a maximum ratio of total funded debt to EBITDA and (ii) to exceed a minimum ratio of EBITDA to interest expense. A violation of such terms and covenants could result in a default under the Wells Credit Agreement. In the event of default, Wells Fargo (i) will not be obligated to make loans to the Company and (ii) could require the Company to immediately repay any then-outstanding debt (including any accrued interest) and (iii) could require the Company to immediately deliver cash collateral for any then-outstanding letters of credit. As of March 25, 2022, the Company was in compliance with all applicable financial covenants.
As of March 25, 2022, $205 million of outstanding line of credit advances under the previous credit agreement with Wells Fargo were considered as outstanding advances and letters of credit totaling $53.9 million have been issued under the Wells Line of Credit. On March 25, 2022, the Company borrowed $100 million pursuant to the Wells Term Loan at a variable interest rate and applied the proceeds against the outstanding balance under the Wells Line of Credit.

On March 25, 2022, the Company, as borrower, also entered into a second amendment to its existing credit agreement, dated May 14, 2019, with BMO Harris Bank N.A. (“BMO Harris”), as lender (the “BMO Credit Agreement”). The BMO Credit Agreement, as amended, previously provided the Company with a $200 million unsecured revolving line of credit ("BMO Line of Credit"). The Company also has a $100 million unsecured fixed-rate term loan commitment, dated June 30, 2021, with BMO Harris, expiring on May 14, 2024 ("BMO Term Loan").
The second amendment to the BMO Credit Agreement (the “BMO Amendment”), dated March 25, 2022, increased the BMO Line of Credit from $200 million to $300 million, increasing the Company’s borrowing capacity with BMO Harris from $300 million to $400 million. The BMO Amendment also changed the variable interest rate calculation by replacing the London Interbank Offered Rate with the SOFR, thus any amounts drawn under the BMO Line of Credit will bear interest at a variable rate based on the SOFR plus 10 basis points and a margin ranging between 0.70% and 1.50%, based on the Company’s ratio of total funded debt to EBITDA. No changes were made to the annualized letter of credit fee, nonrefundable commitment fee, and financial covenants as a result of the BMO Amendment. As of March 25, 2022, the Company was in compliance with all applicable financial covenants. As of March 25, 2022, the Company had total outstanding borrowings of $222.5 million under the BMO Line of Credit and BMO Term Loan.
The foregoing descriptions of the Wells Credit Agreement, BMO Credit Agreement, and BMO Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Wells Credit Agreement, BMO Credit Agreement, and BMO Amendment. Copies of the Wells Credit Agreement, Wells Line of Credit, Wells Term Loan, and BMO Amendment will be filed with the Company's Form 10-Q for the quarter ending March 31, 2022. (Pursuant to General Instruction B.3 to Form 8-K, the information regarding the BMO Credit Agreement contained in Note 8 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the information disclosed under Item 2.03 of the Company’s Current Report on Form 8-K dated May 14, 2019, the information disclosed under Item 2.03 of the Company’s Current Report on Form 8-K dated June 30, 2021, and full text of the BMO Credit Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019 are incorporated by reference herein.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: March 31, 2022	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: March 31, 2022	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary